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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 28, 2002

                              FLORSHEIM GROUP INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                   36-3520923
       (State or other jurisdiction of                    (I.R.S. Employer
        incorporation or organization)                    Identification No.)

  200 NORTH LASALLE STREET, CHICAGO, ILLINOIS                 60601-1014
   (Address of principal executive offices)                   (Zip Code)

        Registrant's telephone number, including area code (312) 458-2500

                                 Not Applicable
     ----------------------------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)

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ITEM 3. BANKRUPTCY OR RECEIVERSHIP

On March 4, 2002, Florsheim Group Inc. and four of its subsidiaries filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code. The filing was entered at the United States Bankruptcy Court for the Northern District of Illinois as Case No. 02B08209. Florsheim also filed a motion seeking the Bankruptcy Court's approval of the asset purchase agreement with Weyco Group Inc. pursuant to section 363 of the Bankruptcy Code, and the sale is subject to approval of the Bankruptcy Court. Florsheim's press release announcing these matters is attached as Exhibit 99.1 hereto.

ITEM 5. OTHER EVENTS

On February 28, 2002, Florsheim Group Inc. announced that it had notified First Union National Bank, Trustee for the Company's 12.75% Senior Notes, that it would not be making the interest payment that was due on March 1, 2002. The press release is attached as Exhibit 99.2 hereto.

On March 6, 2002, Florsheim Group Inc. announced that it has received interim approval of debtor-in possession (DIP) credit facility from the U.S. Bankruptcy Court. The Credit Agreement is attached as Exhibit 4.1 and the press release is attached as Exhibit 99.3 hereto.

ITEM 7. EXHIBITS

      (c) Exhibits

 Exhibit
  Number                             Description
---------   --------------------------------------------------------------------
    2.1     Asset Purchase Agreement by and between Weyco Group, Inc. and
            Florsheim Group Inc. dated as of March 3, 2002.

    4.1     Second Amended and Restated Credit Agreement among Florsheim Group
            Inc., certain lenders and BT Commercial Corporation, as agent, dated as of March 5, 2002.

   99.1     Press release issued by Florsheim Group Inc. on March 4, 2002

   99.2     Press release issued by Florsheim Group Inc. on February 28, 2002.

   99.3     Press release issued by Florsheim Group Inc. on March 6, 2002

                               SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  FLORSHEIM GROUP INC.


                                                  /s/ F. Terrence Blanchard
                                                  -----------------------------
                                                  F. Terrence Blanchard
                                                  Vice President, Finance

March 14, 2002